UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 7, 2005
                                                        ------------------------

                                  CIMNET, INC.
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               (Exact name of Company as specified in its charter)


          Delaware                      0-22597                  52-2075851
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   (State or other jurisdiction       (Commission              IRS Employer
   of incorporation)                  File Number)           Identification No.)


   946 West Penn Avenue               Robesonia, PA                     19551
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      (Address of principal executive offices)                        (Zip Code)


Company's telephone number, including area code    (610) 693-3114
                                                --------------------------------


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

         On January 7, 2005, Cimnet, Inc. (the "Company") entered into a Loan and Security Agreement dated as of December 27, 2004 with John D. Richardson, the Company's President and Chief Executive Officer. In accordance with the Loan and Security Agreement, Mr. Richardson loaned the Company one hundred thirty thousand dollars ($130,000). In exchange for the Loan, Mr. Richardson received a secured demand note in the aggregate principal amount of $130,000 and a security interest in the assets of the Company. In addition, the Company granted Mr. Richardson a first priority preferred security interest in the Company's software programs. The secured demand note is payable upon demand from Mr. Richardson and bears interest at the prime rate plus 1%.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under Off Balance Sheet Arrangement of Registrant

See Item 1.01 above.

ITEM 9.01   Financial Statements And Exhibits.

       (c) The following exhibits are attached to this Current Report:

        10.1 Loan and Security Agreement dated as of December 27, 2004 between the Company and John D. Richardson

        10.2 Secured Demand Note dated December 27, 2004 in the aggregate principal amount of $130,000


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                CIMNET, INC.


Date: January 10, 2005
                                By: /s/ JOHN D. RICHARDSON
                                    --------------------------------------------
                                    Name: John D. Richardson
                                    Title: President and Chief Financial Officer

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